Exhibit 10.6

ATWOOD OCEANICS, INC.

RESTRICTED STOCK AWARD

AMENDED AND RESTATED AGREEMENT

2007 LONG-TERM INCENTIVE PLAN

This is an Amended and Restated Agreement (the “Agreement”) dated the 21st day of December 2010, between ATWOOD OCEANICS, INC. (the “Company”) and Mark Mey (“Restricted Stock Award Recipient”).

Recitals:

The Company has adopted its 2007 Long-Term Incentive Plan (as amended, restated, or otherwise modified from time to time, the “Plan”) for the awarding to Participants (as defined in the Plan) shares of Common Stock of the Company as restricted stock. Pursuant to said Plan, the Compensation Committee of the Company’s Board of Directors has approved and ratified the execution of this Agreement between the Company and the Restricted Stock Award Recipient. It is understood and agreed that neither the award of restricted stock nor the execution of this Agreement shall create any right of the Recipient to remain in the employ of the Company, and that the Company retains the right to terminate such employment at will, for due cause or otherwise. Any term not defined herein shall have the meaning given in the Plan.

On August 11, 2010, the Restricted Stock Award Recipient and the Company entered into a Restricted Stock Award Agreement (the “Prior Award Agreement”) whereby the Company awarded 12,500 shares of restricted Common Stock, $1.00 par value of the Company (“Shares”) to the Restricted Stock Award Recipient (the “Restricted Stock Award”), subject to performance measures, goals and milestones relating to the Restricted Stock Award to be established by the Committee by December 15, 2010 (the “Performance Measures”). The Restricted Stock Award Recipient and the Company now wish to amend and restate the terms of the Prior Award Agreement to reflect the Performance Measures as set forth on Exhibit A attached hereto which have now been determined in good faith by the Restricted Stock Award Recipient and the Committee. This Agreement hereby amends and restates the Prior Award Agreement in its entirety.

Agreement:

1.	The Company has awarded to the Restricted Stock Award Recipient the Restricted Stock Award of 12,500 Shares. The Restricted Stock Award has a restriction and vesting period of four (4) years (the “Restriction Period”) and is subject to achievement of the performance measures, goals and milestones (the “Performance Measures”) set forth on Exhibit A attached hereto. During the Restriction Period, the Restricted Stock Award Recipient may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Restricted Stock Award. At the end of the Restriction Period, the restrictions imposed by the Committee shall lapse with respect to those Shares of the Restricted Stock Award calculated as vested by the Performance Measures, and such Shares shall vest. All other Shares included in the Restricted Stock Award shall be forfeited.

2.	The Restricted Stock Award is subject to acceleration of vesting and lapse of restrictions upon death, disability or Retirement as set forth in Section 10.2 of the Plan.

3.	During the Restriction Period, if any dividends or other distributions are paid in Shares, the Restricted Stock Award Recipient shall receive such additional Shares, but all such Shares shall be subject to the same restrictions as the Shares included in the Restricted Stock Award with respect to which they were paid.

4.	The employment of the Restricted Stock Award Recipient, as it relates to the Restriction Period, shall be deemed to continue during any leave of absence which has been authorized by the Company Group.

5.	Any adjustments to the Shares included in the Restricted Stock Award shall be made pursuant to Article IX of the Plan.

6.	Subject to the provisions of the Plan, in the event of a Change of Control, the Restricted Stock Award shall be immediately vested, fully earned and exercisable, and the Restriction Period shall terminate immediately.

7.	Nothing herein contained shall affect the right of the Restricted Stock Award Recipient to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit sharing or other welfare plan or program of the Company Group.

8.	The Restricted Stock Award Recipient shall not be entitled to any of the rights or privileges of a shareholder of the Company in respect of any Shares included in the Restricted Stock Award until a certificate or certificates representing such Shares shall have been actually issued and delivered to him.

9.	The Restricted Stock Award is subject to, and the Company and Restricted Stock Award Recipient agree to be bound by, all of the terms and conditions of the Plan, except that no amendment to the Agreement shall adversely affect the Restricted Stock Award Recipient’s rights under the Agreement without his consent. A copy of the Plan in its present form is available for inspection during business hours by the Restricted Stock Award Recipient at the Company’s principal office.

10.	Upon lapse of the Restriction Period and/or vesting of the Restricted Stock Award, the Company Group may be required to withhold federal or local tax with respect to the realization of compensation. Any federal or local tax withholding requirements with respect to the realization of compensation must be fully satisfied by the Restricted Stock Award Recipient upon the lapse of the Restriction Period and/or vesting by delivering to the Company, on behalf of the Company Group, cash in an amount determined by the Company Group to be sufficient to satisfy any such withholding requirement.

11.	This Agreement has been executed and delivered the day and year first above written at Houston, Texas, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas, without regard to conflicts of laws.

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ATWOOD OCEANICS, INC.

/s/ Luis A. Jimenez
By: Luis A. Jimenez

Restricted Stock Award Recipient

/s/ Mark Mey
Mark Mey

EXHIBIT A

VESTING OF PERFORMANCE SHARES

December 10, 2010

CONSIDERATIONS

•	Mr. Saltiel: 50% of Shares To Vest On Achievement of Stock Price Performance Measure (“SPP”) And 50% To Vest Upon Achievement of Safety Measure

•	Mr. Mey: 100% of Shares Will Vest Upon Achievement of SPP

•	4-Year Cumulative To Be Considered for SPP

•	SPP Calculation Focused On Stock Price Only And Excluding Cash Dividends

•

SPP Vs. Performance Peers Measured As Average Closing Price Of 9-Day Trading Range with Employment Date In The Middle Of The Range, Compared to Average Closing Price of 9-Day Trading Range with End Date Of 4-Year Performance Period In The Middle Of The Range

•

Make Provision For Potential Impact Of Corporate Structure Changes In Peer Companies, Mergers, Consolidations, Spin-Offs, Bankruptcy, Change In Trading Jurisdictions, Other Potential Changes In Peer Group

•	Graded Vesting Based on SPP Ranking Versus Peers At End Of The 4-Year Performance Period

•

Safety: Vesting of 50% Of Mr. Saltiel’s Shares Will Be Determined Based On Achieving TRIR Equal to or Lower than the Comparable IADC TRIR, With Each Year As Separate Measuring Period For Final Determinations of Vesting

•	TRIR Metric Is “Atwood At Equal Or Better Than TRIR For Combined Water Regions Where Atwood Operates”

•	In the Event Of Change Of Control, The Provisions Of The Agreements Entered Into With Each Executive And The Provisions Of The 2007 Long Term Incentive Plan Shall Apply

ROB SALTIEL – 50% SPP

50% OF THE SHARES VEST UPON ACHIEVING STOCK PRICE

PERFORMANCE MEASURE (“SPP”)

PERFORMANCE PEERS	TICKER	4 YR CUMULATIVE SPP	RANKING
Atwood Oceanics Inc	ATW	SPPx	X
Diamond Offshore	DO	SPPa	a
Transocean	RIG	SPPb	b
Pride International	PDE	SPPc	c
Noble Drilling	NE	SPPd	d
Ensco PLC	ESV	SPPe	e
Rowan Companies	RDC	SPPf	f

Start Date of Performance Period	December 9 – 19 2009	Average closing price of the 9 trading-day range with employment date in the middle of the range

End Date of Performance Period	December 10 – 19 2013	Average closing price of the 9 trading-day range with end of the 4-year performance period in the middle of the range

Stock Price Performance = (Price at End Date - Price At Start Date) / Price At Start Date Dividend Excluded

If Atwood is ranked at #1, #2 or #3 of the 7 in the Peer Group = 100% of 50% of the Shares Will Vest

If Atwood is ranked at #4 of the 7 in the Peer Group = 50% of 50% of the Shares Will Vest

If Atwood is ranked at #5 or #6 of the 7 in the Peer Group = 25% of 50% of the Shares Will Vest

If Atwood is ranked at #7 of the 7 in the Peer Group = 0% of 50% of the Shares Will Vest

SPP compares the performance results of peer companies’ shares to Atwood’s over the performance period of 4 years. SPP focuses on share price appreciation without dividends. The absolute size of the SPP will vary, but the relative position reflects the market perception of overall performance relative to the peer group.

ROB SALTIEL – 50% SAFETY

50% OF THE SHARE VEST UPON ACHIEVING SAFETY (“TRIR”) PERFORMANCE

	TRIR Yr 1		TRIR Yr 2		TRIR Yr 3		TRIR Yr 4
	IADC	ATW	IADC	ATW	IADC	ATW	IADC	ATW
50% of the shares granted will vest at the end of the 4-Year performance period if ATW TRIR is Equal to our Lower than the comparable IADC TRIR	X1	Y1	X2	Y2	X3	Y3	X4	Y4

Start Date	10/1/2009		10/1/2010		10/1/2011		10/1/2012

End Date	9/30/2010		9/30/2011		9/30/2012		9/30/2013

Annual Measurement	Y1 = or < than X1		Y2 = or < than X2		Y3 = or < than X3		Y4 = or < than X4

Final Vesting Determinations Will Be Made On The Basis Of 25% of 50% Of The Shares For Each Year In The Performance Period

TRIR = (MTO+RWEC+LTI+FTL) multiplied by 200,000 and divided by Total Hours Worked) Will utilize TRIR metrics for combined IADC waters where Atwood rigs operate

TRIR = Total recordable incident rate

IADC = International Association of Drilling Contractors

Incident Rate = Incidents per 200,000 man-hours worked

MTO = Medical treatment other than first aid

RWTC = Restricted work/transfer activity

LTI = Lost time from work

FTL = Fatality

MARK MEY – 100% SPP

100% OF THE SHARES VEST UPON ACHIEVING STOCK PRICE

PERFORMANCE MEASURE (“SPP”)

PERFORMANCE PEERS	TICKER	4 YR CUMULATIVE SPP	RANKING
Atwood Oceanics Inc	ATW	SPPx	X
Diamond Offshore	DO	SPPa	a
Transocean	RIG	SPPb	b
Pride International	PDE	SPPc	c
Noble Drilling	NE	SPPd	d
Ensco PLC	ESV	SPPe	e
Rowan Companies	RDC	SPPf	f

Start Date of Performance Period	August 5 - 17 2010	Average closing price of the 9 trading-day range with employment date in the middle

End Date of Performance Period	August 5 - 14 2014	Average closing price of the 9 trading-day range with end of the 4-year performance period in the middle

Stock Price Performance = (Price at End Date - Price At Start Date) / Price At Start Date Dividend Excluded

If Atwood is ranked at #1, #2 or #3 of the 7 in the Peer Group = 100% of the Shares Will Vest

If Atwood is ranked at #4 of the 7 in the Peer Group = 50% of the Shares Will Vest

If Atwood is ranked at #5 or #6 of the 7 in the Peer Group = 25% of the Shares Will Vest

If Atwood is ranked at #7 of the 7 in the Peer Group = 0% of the Shares Will Vest

SPP compares the performance results of peer companies’ shares to Atwood’s over the performance period of 4 years. SPP focuses on share price appreciation without dividends. The absolute size of the SPP will vary, but the relative position reflects the market perception of overall performance relative to the peer group.

STOCK PRICE BASELINE

ROB SALTIEL

Date	RIG	ATW	PDE	RDC	NE	ESV	DO
12/09/2009	$80.16	$34.29	$31.73	$23.21	$40.29	$41.39	$96.03
12/10/2009	$80.70	$34.96	$32.14	$23.41	$40.50	$41.77	$96.50
12/11/2009	$80.27	$34.38	$31.64	$23.18	$40.40	$41.67	$96.09
12/14/2009	$81.38	$34.92	$32.16	$23.80	$41.01	$43.05	$97.14
12/15/2009	$83.36	$35.88	$32.13	$24.05	$41.48	$43.32	$98.18
12/16/2009	$84.17	$36.42	$32.72	$24.21	$42.08	$42.50	$99.74
12/17/2009	$82.83	$35.67	$32.24	$23.94	$40.99	$41.72	$98.50
12/18/2009	$82.59	$35.90	$32.50	$23.84	$41.09	$41.82	$98.11
12/19/2009	$83.69	$36.14	$32.59	$23.92	$41.55	$42.20	$99.57
	$82.13	$35.40	$32.21	$23.73	$41.04	$42.16	$97.76

MARK MEY

Date	RIG	ATW	PDE	RDC	NE	ESV	DO
8/05/2010	$57.93	$28.14	$25.88	$27.20	$34.52	$45.03	$67.49
8/06/2010	$57.11	$27.80	$25.94	$27.08	$34.43	$45.12	$66.43
8/09/2010	$56.82	$27.66	$25.49	$27.15	$33.92	$45.41	$65.65
8/10/2010	$56.46	$27.20	$25.25	$26.96	$33.75	$45.59	$64.83
8/11/2010	$54.16	$25.71	$24.00	$25.74	$32.66	$43.74	$62.26
8/12/2010	$53.89	$25.15	$23.54	$25.53	$32.55	$43.49	$61.02
8/13/2010	$54.15	$25.08	$23.44	$25.76	$32.60	$43.71	$60.51
8/16/2010	$53.71	$25.16	$23.97	$26.59	$32.55	$43.80	$61.37
8/17/2010	$54.53	$25.80	$24.25	$26.49	$33.31	$44.22	$62.19
	$55.42	$26.41	$24.64	$26.50	$33.37	$44.46	$63.53